Exhibit J.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Report to Shareholders of Flexible Income Fund, Growth & Income Fund, Capital Opportunities Fund, Global Equity Fund, Flexible Income Fund I, Growth & Income Fund I, Capital Opportunities Fund I, Global Equity Fund I, Money Market Fund, Low-Duration Bond Fund, Medium Duration Bond Fund, Extended Duration Bond Fund, Equity Index Fund, Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund, and International Equity Fund (constituting GuideStone Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 25, 2006